Cathay General Bancorp Announces Net Income of $29.9 Million, or $0.35 Per Share, For the Second Quarter 2013

LOS ANGELES, July 17, 2013 /PRNewswire/ -- Cathay General Bancorp (the "Company"), (NASDAQ: CATY), the holding company for Cathay Bank (the "Bank"), today announced results for the second quarter of 2013.

FINANCIAL PERFORMANCE

	Second Quarter
	2013	2012
Net income	$29.9 million	$29.9 million
Net income available to common stockholders	$27.8 million	$25.7 million
Basic earnings per common share	$0.35	$0.33
Diluted earnings per common share	$0.35	$0.33
Return on average assets	1.15%	1.13%
Return on average total stockholders' equity	7.74%	7.72%
Efficiency ratio	53.53%	53.21%

SECOND QUARTER HIGHLIGHTS

  Strong loan growth of $330 million, or 4.5%, to $7.69 billion at June 30, 2013, from $7.36 billion at March 31, 2013.
  Conversion to a new core processing system on July 15, 2013.

"We are pleased with the loan growth of $330 million during the second quarter, which came from increases in commercial, commercial real estate and residential mortgage loans. We continue to work on redeeming, subject to regulatory approval, the remaining preferred stock we issued to the U.S. Treasury under the TARP Capital Purchase Program," commented Dunson Cheng, Chairman of the Board, Chief Executive Officer, and President of the Company.

"We opened a new branch in Las Vegas, Nevada, on June 17, 2013, and expect to open our new West Covina, California branch before the end of the year. We continue to look for sites for new branches in our footprint to better serve our customers," said Peter Wu, Executive Vice Chairman and Chief Operating Officer.

"We want to thank our employees for their contributions to our core system conversion. Over time, we expect that we will be able to achieve improved customer service, increased product functionality, as well as operational streamlining, with the new core system," concluded Dunson Cheng.

INCOME STATEMENT REVIEW

Net income available to common stockholders for the quarter ended June 30, 2013, was $27.8 million, an increase of $2.1 million, or 8.2%, compared to a net income available to common stockholders of $25.7 million for the same quarter a year ago. Diluted earnings per share available to common stockholders for the quarter ended June 30, 2013, was $0.35 compared to $0.33 for the same quarter a year ago due primarily to increases in gains on sale of securities and decreases in other real estate owned ("OREO") expenses offset by increases in costs associated with debt redemption and the reversal for credit losses taken in 2012.

Return on average stockholders' equity was 7.74% and return on average assets was 1.15% for the quarter ended June 30, 2013, compared to a return on average stockholders' equity of 7.72% and a return on average assets of 1.13% for the same quarter a year ago.

Net interest income before provision for credit losses

Net interest income before provision for credit losses increased $874,000, or 1.1%, to $80.0 million during the second quarter of 2013 compared to $79.1 million during the same quarter a year ago. The increase was due primarily to the decrease in interest expense from time deposits and securities sold under agreements to repurchase offset by the decrease in interest income from investment securities.

The net interest margin, on a fully taxable-equivalent basis, was 3.30% for the second quarter of 2013, compared to 3.35% for the first quarter of 2013, and 3.24% for the second quarter of 2012. The decrease in the interest expense on time deposits and securities sold under agreements to repurchase offset by decrease in earnings on investment securities and loans contributed to the increase in the net interest margin compared to the second quarter of 2012. The net interest margin for the first quarter of 2013 was favorably impacted by a higher amount of interest recognized on payoff of loans that had been on nonaccrual status.

For the second quarter of 2013, the yield on average interest-earning assets was 4.16%, on a fully taxable-equivalent basis, the cost of funds on average interest-bearing liabilities was 1.11%, and the cost of interest bearing deposits was 0.63%. In comparison, for the second quarter of 2012, the yield on average interest-earning assets was 4.39%, on a fully taxable-equivalent basis, the cost of funds on average interest-bearing liabilities was 1.45%, and the cost of interest bearing deposits was 0.80%. The interest spread, defined as the difference between the yield on average interest-earning assets and the cost of funds on average interest-bearing liabilities, increased 11 basis points to 3.05% for the quarter ended June 30, 2013, from 2.94% for the same quarter a year ago, primarily for the reasons discussed above.

Provision for credit losses

There was no provision for credit losses for the second quarter of 2013 compared to a credit of $5.0 million in the second quarter of 2012. The provision for credit losses was based on the review of the adequacy of the allowance for loan losses at June 30, 2013. The provision or reversal for credit losses represents the charge against or benefit toward current earnings that is determined by management, through a credit review process, as the amount needed to establish an allowance that management believes to be sufficient to absorb credit losses inherent in the Company's loan portfolio, including unfunded commitments. The following table summarizes the charge-offs and recoveries for the periods indicated:

	For the three months ended June 30,		For the six months ended June 30,
	2013	2012	2013	2012
	(In thousands)
Charge-offs:
Commercial loans	$ 1,690	$ 2,133	$ 4,380	$ 7,092
Construction loans- residential	-	251	-	391
Construction loans- other	-	-	-	735
Real estate loans (1)	1,189	1,983	2,319	10,910
Real estate- land loans	1,048	25	1,318	99
Installment and other loans	-	-	-	25
Total charge-offs	3,927	4,392	8,017	19,252
Recoveries:
Commercial loans	624	153	1,579	899
Construction loans- residential	108	1,364	154	3,263
Construction loans- other	833	227	866	1,885
Real estate loans (1)	2,645	4,836	3,004	6,467
Real estate- land loans	645	373	654	1,166
Installment and other loans	11	-	11	3
Total recoveries	4,866	6,953	6,268	13,683
Net (recoveries)/charge-offs	$ (939)	$ (2,561)	$ 1,749	$ 5,569

(1) Real estate loans include commercial mortgage loans, residential mortgage loans and equity lines.

Non-interest income

Non-interest income, which includes revenues from depository service fees, letters of credit commissions, securities gains (losses), gains (losses) on loan sales, wire transfer fees, and other sources of fee income, was $20.4 million for the second quarter of 2013, an increase of $10.5 million, or 107%, compared to $9.9 million for the second quarter of 2012. The increase in non-interest income in the second quarter of 2013 was primarily due to an increase of $9.8 million from gains on sale of securities and an increase of $625,000 in commissions from wealth management.

Non-interest expense

Non-interest expense increased $6.4 million, or 13.5%, to $53.7 million in the second quarter of 2013 compared to $47.3 million in the same quarter a year ago. The efficiency ratio was 53.53% in the second quarter of 2013 compared to 53.21% for the same quarter a year ago.

Prepayment penalties increased to $10.1 million in the second quarter of 2013 compared to zero in the same quarter a year ago. The Company prepaid securities sold under agreements to repurchase of $200.0 million in the second quarter of 2013. Salaries and employee benefits increased $1.5 million, or 7.4%, in the second quarter of 2013 compared to the same quarter a year ago primarily due to the hiring of new employees as well as an increase in the number of temporary employees assisting in the core system conversion. Professional expense increased $1.7 million to $6.9 million in the second quarter of 2013 compared to $5.2 million in the same quarter a year ago primarily due to higher legal collection expenses of $738,000 and higher consulting expenses of $1.1 million, of which $0.7 million related to the core system conversion. Offsetting the above increases were a $7.3 million decrease in OREO expenses. Decreases in OREO writedowns of $5.6 million and OREO operating expenses of $1.4 million contributed primarily to the decrease in OREO expenses.

Income taxes

The effective tax rate for the second quarter of 2013 was 35.7% compared to 35.8% in the second quarter of 2012. The effective tax rate includes the impact of the utilization of low income housing tax credits and the recognition of other tax credits.

BALANCE SHEET REVIEW

Gross loans were $7.69 billion at June 30, 2013, an increase of $265.2 million, or 3.6%, from $7.43 billion at December 31, 2012, primarily due to an increase of $141.1 million, or 3.7%, in commercial mortgage loans, an increase of $83.7 million, or 3.9%, in commercial loans and an increase of $78.5 million, or 6.8%, in residential mortgage loans offset by a decrease of $27.3 million, or 15.1%, in construction loans and a decrease of $11.0 million, or 5.7%, in equity lines. The changes in loan balances and composition from December 31, 2012, are presented below:

Type of Loans	June 30, 2013	December 31, 2012	%Change
	(Dollars in thousands)
Commercial loans	$ 2,210,761	$ 2,127,107	4
Residential mortgage loans	1,224,692	1,146,230	7
Commercial mortgage loans	3,909,559	3,768,452	4
Equity lines	182,855	193,852	(6)
Real estate construction loans	153,663	180,950	(15)
Installment & other loans	12,843	12,556	2

Gross loans	$ 7,694,373	$ 7,429,147	4

Allowance for loan losses	(179,733)	(183,322)	(2)
Unamortized deferred loan fees	(11,685)	(10,238)	14

Total loans, net	$ 7,502,955	$ 7,235,587	4

Total deposits were $7.71 billion at June 30, 2013, an increase of $327.3 million, or 4.4%, from $7.38 billion at December 31, 2012, primarily due to a $172.3 million, or 26.8%, increase in time deposits under $100,000, a $95.1 million, or 3.0%, increase in time deposits of $100,000 or more, a $77.7 million, or 6.1%, increase in non-interest bearing demand deposits, and a $36.7 million, or 6.2%, increase in NOW deposits, offset by a $65.5 million, or 5.5%, decrease in money market deposits. The changes in deposit balances and composition from December 31, 2012, are presented below:

Deposits	June 30, 2013	December 31, 2012	% Change
	(Dollars in thousands)
Non-interest-bearing demand deposits	$ 1,347,134	$ 1,269,455	6
NOW deposits	629,858	593,133	6
Money market deposits	1,121,290	1,186,771	(6)
Savings deposits	484,704	473,805	2
Time deposits under $100,000	816,539	644,191	27
Time deposits of $100,000 or more	3,310,996	3,215,870	3
Total deposits	$ 7,710,521	$ 7,383,225	4

ASSET QUALITY REVIEW

At June 30, 2013, total non-accrual loans, excluding loans held for sale, were $95.6 million, a decrease of $27.2 million, or 22.2%, from $122.8 million at June 30, 2012, and a decrease of $8.3 million, or 8.0%, from $103.9 million at December 31, 2012.

The allowance for loan losses was $179.7 million and the allowance for off-balance sheet unfunded credit commitments was $3.2 million at June 30, 2013, which represented the amount believed by management to be sufficient to absorb credit losses inherent in the loan portfolio, including unfunded commitments. The allowance for credit losses, which is the sum of the allowances for loan losses and for off-balance sheet unfunded credit commitments, was $182.9 million at June 30, 2013, compared to $184.7 million at December 31, 2012, a decrease of $1.7 million, or 0.9%. The allowance for credit losses represented 2.38% of period-end gross loans and 191.3% of non-performing loans at June 30, 2013. The comparable ratios were 2.49% of period-end gross loans and 176.7% of non-performing loans at December 31, 2012. The changes in the Company's non-performing assets and troubled debt restructurings at June 30, 2013, compared to December 31, 2012, and to June 30, 2012, are highlighted below:

(Dollars in thousands)	June 30, 2013	December 31, 2012	% Change	June 30, 2012	% Change
Non-performing assets
Accruing loans past due 90 days or more	$ -	$ 630	(100)	$ 746	(100)
Non-accrual loans:
Construction- residential loans	3,691	2,984	24	4,828	(24)
Construction- non-residential loans	25,763	33,315	(23)	7,118	262
Land loans	11,534	6,053	91	7,410	56
Commercial real estate loans, excluding land loans	30,326	29,651	2	63,220	(52)
Commercial loans	14,029	19,958	(30)	25,716	(45)
Residential mortgage loans	10,270	11,941	(14)	14,530	(29)
Total non-accrual loans:	$ 95,613	$ 103,902	(8)	$ 122,822	(22)
Total non-performing loans	95,613	104,532	(9)	123,568	(23)
Other real estate owned	49,141	46,384	6	74,463	(34)
Total non-performing assets	$ 144,754	$ 150,916	(4)	$ 198,031	(27)
Accruing troubled debt restructurings (TDRs)	$ 115,464	$ 144,695	(20)	$ 153,249	(25)
Non-accrual loans held for sale	$ -	$ -	-	$ 500	(100)

Allowance for loan losses	$ 179,733	$ 183,322	(2)	$ 192,274	(7)
Allowance for off-balance sheet credit commitments	3,203	1,362	135	1,505	113
Allowance for credit losses	$ 182,936	$ 184,684	(1)	$ 193,779	(6)

Total gross loans outstanding, at period-end (1)	$ 7,694,373	$ 7,429,147	4	$ 7,043,683	9

Allowance for loan losses to non-performing loans, at period-end (2)	187.98%	175.37%		155.60%
Allowance for loan losses to gross loans, at period-end (1)	2.34%	2.47%		2.73%
Allowance for credit losses to gross loans, at period-end (1)	2.38%	2.49%		2.75%
(1) Excludes loans held for sale at period-end.
(2) Excludes non-accrual loans held for sale at period-end.

Troubled debt restructurings on accrual status totaled $115.5 million at June 30, 2013, compared to $144.7 million at December 31, 2012. These loans are classified as troubled debt restructurings as a result of granting a concession to borrowers. Although these loan modifications are considered troubled debt restructurings under Accounting Standard Codification 310-40 and Accounting Standard Update 2011-02, these loans have been performing under the restructured terms and have demonstrated sustained performance under the modified terms. The sustained performance considered by management includes the periods prior to the modification if the prior performance met or exceeded the modified terms as well as cash paid to set up interest reserves.

The ratio of non-performing assets to total assets was 1.4% at June 30, 2013, compared to 1.4% at December 31, 2012. Total non-performing assets decreased $6.1 million, or 4.1%, to $144.8 million at June 30, 2013, compared to $150.9 million at December 31, 2012, primarily due to a $8.3 million, or 8.0%, decrease in non-accrual loans offset by a $2.8 million, or 5.9%, increase in OREO.

CAPITAL ADEQUACY REVIEW

At June 30, 2013, the Company's Tier 1 risk-based capital ratio of 16.15%, total risk-based capital ratio of 17.92%, and Tier 1 leverage capital ratio of 13.40%, continue to place the Company in the "well capitalized" category for regulatory purposes, which is defined as institutions with a Tier 1 risk-based capital ratio equal to or greater than 6%, a total risk-based capital ratio equal to or greater than 10%, and a Tier 1 leverage capital ratio equal to or greater than 5%. At December 31, 2012, the Company's Tier 1 risk-based capital ratio was 17.36%, total risk-based capital ratio was 19.12%, and Tier 1 leverage capital ratio was 13.82%.

YEAR-TO-DATE REVIEW

Net income attributable to common stockholders was $51.5 million, an increase of $1.0 million, or 1.9%, compared to net income attributable to common stockholders of $50.5 million for the same period a year ago due primarily to increases in gains on sale of securities, decreases in OREO expenses, and increases in commissions from wealth management, offset by decreases in the reversal for credit losses, increases in prepayment penalties on the prepayment of securities sold under an agreement to repurchase, increases in salaries and incentive compensation expense, increases in consulting expense, and increases in legal and collection expense. Diluted earnings per share was $0.65 compared to $0.64 per share for the same period a year ago. The net interest margin for the six months ended June 30, 2013, increased 5 basis points to 3.33% compared to 3.28% for the same period a year ago.

Return on average stockholders' equity was 7.47% and return on average assets was 1.13% for the six months ended June 30, 2013, compared to a return on average stockholders' equity of 7.67% and a return on average assets of 1.12% for the same period of 2012. The efficiency ratio for the six months ended June 30, 2013, was 52.64% compared to 53.35% for the same period a year ago.

CONFERENCE CALL

Cathay General Bancorp will host a conference call this afternoon to discuss its second quarter 2013 financial results. The call will begin at 3:00 p.m. Pacific Time. Analysts and investors may dial in and participate in the question-and-answer session. To access the call, please dial 1-877-280-4960 and enter Participant Passcode 94354175. A listen-only live Webcast of the call will be available at www.cathaygeneralbancorp.com and a recorded version is scheduled to be available for replay for 12 months after the call.

ABOUT CATHAY GENERAL BANCORP

Cathay General Bancorp is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates 31 branches in California, eight branches in New York State, one in Massachusetts, two in Texas, three in Washington State, three in the Chicago, Illinois area, one in New Jersey, one in Nevada, one in Hong Kong, and a representative office in Shanghai and in Taipei. Cathay Bank's website is found at http://www.cathaybank.com. Cathay General Bancorp's website is found at http://www.cathaygeneralbancorp.com. Information set forth on such websites is not incorporated into this press release.

FORWARD-LOOKING STATEMENTS AND OTHER NOTICES

Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995 regarding management's beliefs, projections, and assumptions concerning future results and events. These forward-looking statements may include, but are not limited to, such words as "aims," "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "hopes," "intends," "may," "plans," "projects," "predicts," "potential," "possible," "optimistic," "seeks," "shall," "should," "will," and variations of these words and similar expressions. Forward-looking statements are based on estimates, beliefs, projections, and assumptions of management and are not guarantees of future performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from U.S. and international business and economic conditions; credit risks of lending activities and deterioration in asset or credit quality; potential supervisory action by federal supervisory authorities; increased costs of compliance and other risks associated with changes in regulation and the current regulatory environment, including the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), and the potential for substantial changes in the legal, regulatory, and enforcement framework and oversight applicable to financial institutions in reaction to recent adverse financial market events, including changes pursuant to the Dodd-Frank Act; potential goodwill impairment; liquidity risk; fluctuations in interest rates; inflation and deflation; risks associated with acquisitions and the expansion of our business into new markets; real estate market conditions and the value of real estate collateral; environmental liabilities; our ability to compete with larger competitors; the possibility of higher capital requirements, including implementation of the Basel III capital standards of the Basel Committee; our ability to retain key personnel; successful management of reputational risk; natural disasters and geopolitical events; general economic or business conditions in California, Asia, and other regions where Cathay Bank has operations; restrictions on compensation paid to our executives as a result of our participation in the TARP Capital Purchase Program; failures, interruptions, or security breaches of our information systems; our ability to adapt our systems to technological changes, including successfully implementing our core system conversion; adverse results in legal proceedings; changes in accounting standards or tax laws and regulations; market disruption and volatility; restrictions on dividends and other distributions by laws and regulations and by our regulators and our capital structure; successfully raising additional capital, if needed, and the resulting dilution of interests of holders of our common stock; and the soundness of other financial institutions.

These and other factors are further described in Cathay General Bancorp's Annual Report on Form 10-K for the year ended December 31, 2012 (Item 1A in particular), other reports filed with the Securities and Exchange Commission ("SEC"), and other filings Cathay General Bancorp makes with the SEC from time to time. Actual results in any future period may also vary from the past results discussed in this press release. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements, which speak to the date of this press release. Cathay General Bancorp has no intention and undertakes no obligation to update any forward-looking statement or to publicly announce any revision of any forward-looking statement to reflect future developments or events, except as required by law.

Cathay General Bancorp's filings with the SEC are available at the website maintained by the SEC at http://www.sec.gov, or by request directed to Cathay General Bancorp, 9650 Flair Drive, El Monte, California 91731, Attention: Investor Relations, (626) 279-3286.

CATHAY GENERAL BANCORP CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)

	Three months ended June 30,			Six months ended June 30,
(Dollars in thousands, except per share data)	2013	2012	% Change	2013	2012	% Change

FINANCIAL PERFORMANCE
Net interest income before provision for credit losses	$ 79,994	$ 79,120	1	$ 160,126	$ 159,771	0
Provision/(reversal) for credit losses	-	(5,000)	(100)	-	(9,000)	(100)
Net interest income after provision for credit losses	79,994	84,120	(5)	160,126	168,771	(5)
Non-interest income	20,361	9,852	107	35,242	18,683	89
Non-interest expense	53,716	47,342	13	102,844	95,213	8
Income before income tax expense	46,639	46,630	0	92,524	92,241	0
Income tax expense	16,573	16,619	(0)	33,460	33,166	1
Net income	30,066	30,011	0	59,064	59,075	(0)
Net income attributable to noncontrolling interest	150	150	-	301	301	-
Net income attributable to Cathay General Bancorp	$ 29,916	$ 29,861	0	$ 58,763	$ 58,774	(0)
Dividends on preferred stock and noncash charge from repayment	(2,067)	(4,121)	(50)	(7,251)	(8,238)	(12)
Net income attributable to common stockholders	$ 27,849	$ 25,740	8	$ 51,512	$ 50,536	2

Net income attributable to common stockholders per common share:
Basic	$ 0.35	$ 0.33	6	$ 0.65	$ 0.64	2
Diluted	$ 0.35	$ 0.33	6	$ 0.65	$ 0.64	2

Cash dividends paid per common share	$ 0.01	$ 0.01	-	$ 0.02	$ 0.02	-

SELECTED RATIOS
Return on average assets	1.15%	1.13%	2	1.13%	1.12%	1
Return on average total stockholders' equity	7.74%	7.72%	0	7.47%	7.67%	(3)
Efficiency ratio	53.53%	53.21%	1	52.64%	53.35%	(1)
Dividend payout ratio	2.64%	2.64%	-	2.68%	2.68%	-

YIELD ANALYSIS (Fully taxable equivalent)
Total interest-earning assets	4.16%	4.39%	(5)	4.21%	4.47%	(6)
Total interest-bearing liabilities	1.11%	1.45%	(23)	1.15%	1.48%	(22)
Net interest spread	3.05%	2.94%	4	3.06%	2.99%	2
Net interest margin	3.30%	3.24%	2	3.33%	3.28%	2

CAPITAL RATIOS	June 30, 2013	June 30, 2012	December 31, 2012	Well Capitalized Requirements	Minimum Regulatory Requirements
Tier 1 risk-based capital ratio	16.15%	16.91%	17.36%	6.0%	4.0%
Total risk-based capital ratio	17.92%	18.82%	19.12%	10.0%	8.0%
Tier 1 leverage capital ratio	13.40%	13.30%	13.82%	5.0%	4.0%
	.

CATHAY GENERAL BANCORP CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share data)	June 30, 2013	December 31, 2012	% change

Assets
Cash and due from banks	$ 133,003	$ 144,909	(8)
Short-term investments and interest bearing deposits	139,840	411,983	(66)
Securities held-to-maturity (market value of $823,906 in 2012)	-	773,768	(100)
Securities available-for-sale (amortized cost of $2,044,312 in 2013 and
$1,290,676 in 2012)	2,018,305	1,291,480	56
Trading securities	4,816	4,703	2
Loans	7,694,373	7,429,147	4
Less: Allowance for loan losses	(179,733)	(183,322)	(2)
Unamortized deferred loan fees, net	(11,685)	(10,238)	14
Loans, net	7,502,955	7,235,587	4
Federal Home Loan Bank stock	32,918	41,272	(20)
Other real estate owned, net	49,141	46,384	6
Affordable housing investments, net	87,456	85,037	3
Premises and equipment, net	102,611	102,613	(0)
Customers' liability on acceptances	23,084	41,271	(44)
Accrued interest receivable	26,374	26,015	1
Goodwill	316,340	316,340	-
Other intangible assets, net	4,113	6,132	(33)
Other assets	162,279	166,595	(3)

Total assets	$ 10,603,235	$ 10,694,089	(1)

Liabilities and Stockholders' Equity
Deposits
Non-interest-bearing demand deposits	$ 1,347,134	$ 1,269,455	6
Interest-bearing deposits:
NOW deposits	629,858	593,133	6
Money market deposits	1,121,290	1,186,771	(6)
Savings deposits	484,704	473,805	2
Time deposits under $100,000	816,539	644,191	27
Time deposits of $100,000 or more	3,310,996	3,215,870	3
Total deposits	7,710,521	7,383,225	4

Securities sold under agreements to repurchase	950,000	1,250,000	(24)
Advances from the Federal Home Loan Bank	126,200	146,200	(14)
Other borrowings for affordable housing investments	19,190	18,713	3
Long-term debt	171,136	171,136	-
Acceptances outstanding	23,084	41,271	(44)
Other liabilities	63,682	54,040	18
Total liabilities	9,063,813	9,064,585	(0)
Commitments and contingencies	-	-	-
Stockholders' Equity
Preferred stock, 10,000,000 shares authorized, 129,000 issued and outstanding at June 30, 2013, and 258,000 issued
and outstanding at December 31, 2012	128,178	254,580	(50)
Common stock, $0.01 par value, 100,000,000 shares authorized,
83,091,449 issued and 78,883,884 outstanding at June 30, 2013, and
82,985,853 issued and 78,778,288 outstanding at December 31, 2012	831	830	0
Additional paid-in-capital	770,847	768,925	0
Accumulated other comprehensive (loss)/income, net	(15,072)	465	(3,341)
Retained earnings	771,927	721,993	7
Treasury stock, at cost (4,207,565 shares at June 30, 2013,
and at December 31, 2012)	(125,736)	(125,736)	-

Total Cathay General Bancorp stockholders' equity	1,530,975	1,621,057	(6)
Noncontrolling interest	8,447	8,447	-
Total equity	1,539,422	1,629,504	(6)
Total liabilities and equity	$ 10,603,235	$ 10,694,089	(1)

Book value per common share	$17.56	$17.12	3
Number of common shares outstanding	78,883,884	78,778,288	0

CATHAY GENERAL BANCORP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
	(In thousands, except share and per share data)
INTEREST AND DIVIDEND INCOME
Loan receivable, including loan fees	$ 87,879	$ 88,761	$ 176,719	$ 179,462
Investment securities- taxable	12,332	17,166	24,118	34,889
Investment securities- nontaxable	28	1,039	995	2,091
Federal Home Loan Bank stock	342	67	592	133
Federal funds sold and securities
purchased under agreements to resell	-	11	-	16
Deposits with banks	281	537	489	1,125

Total interest and dividend income	100,862	107,581	202,913	217,716

INTEREST EXPENSE
Time deposits of $100,000 or more	6,822	8,642	13,579	18,182
Other deposits	2,993	3,868	5,759	7,784
Securities sold under agreements to repurchase	9,984	14,598	21,376	29,253
Advances from Federal Home Loan Bank	145	69	225	122
Long-term debt	924	1,284	1,848	2,604

Total interest expense	20,868	28,461	42,787	57,945

Net interest income before provision for credit losses	79,994	79,120	160,126	159,771
Provision/(reversal) for credit losses	-	(5,000)	-	(9,000)

Net interest income after provision for credit losses	79,994	84,120	160,126	168,771

NON-INTEREST INCOME
Securities gains, net	12,177	2,374	18,469	4,589
Letters of credit commissions	1,449	1,619	2,910	3,145
Depository service fees	1,485	1,383	2,959	2,772
Other operating income	5,250	4,476	10,904	8,177

Total non-interest income	20,361	9,852	35,242	18,683

NON-INTEREST EXPENSE
Salaries and employee benefits	21,588	20,097	44,441	39,975
Occupancy expense	3,510	3,489	7,154	7,073
Computer and equipment expense	2,366	2,391	5,042	4,854
Professional services expense	6,854	5,209	12,671	9,951
FDIC and State assessments	1,981	1,971	3,719	4,460
Marketing expense	1,169	1,483	1,606	2,889
Other real estate owned (income)/expense	(264)	7,061	359	11,754
Operations of affordable housing investments	2,023	1,951	3,718	3,911
Amortization of core deposit intangibles	1,338	1,404	2,734	2,861
Cost associated with debt redemption	10,051	-	15,696	2,750
Other operating expense	3,100	2,286	5,704	4,735

Total non-interest expense	53,716	47,342	102,844	95,213

Income before income tax expense	46,639	46,630	92,524	92,241
Income tax expense	16,573	16,619	33,460	33,166
Net income	30,066	30,011	59,064	59,075
Less: net income attributable to noncontrolling interest	150	150	301	301
Net income attributable to Cathay General Bancorp	29,916	29,861	58,763	58,774

Dividends on preferred stock and noncash charge from repayment	(2,067)	(4,121)	(7,251)	(8,238)
Net income attributable to common stockholders	$ 27,849	$ 25,740	$ 51,512	$ 50,536

Net income attributable to common stockholders per common share:
Basic	$ 0.35	$ 0.33	$ 0.65	$ 0.64
Diluted	$ 0.35	$ 0.33	$ 0.65	$ 0.64

Cash dividends paid per common share	$ 0.01	$ 0.01	$ 0.02	$ 0.02
Basic average common shares outstanding	78,869,089	78,710,279	78,832,530	78,694,462
Diluted average common shares outstanding	78,899,906	78,712,172	78,857,758	78,701,152

CATHAY GENERAL BANCORP AVERAGE BALANCES – SELECTED CONSOLIDATED FINANCIAL INFORMATION (Unaudited)

	For the three months ended,
(In thousands)	June 30, 2013		June 30, 2012		March 31, 2013

Interest-earning assets	Average Balance	Average Yield/Rate (1) (2)	Average Balance	Average Yield/Rate (1) (2)	Average Balance	Average Yield/Rate (1) (2)
Loans (1)	$ 7,441,872	4.74%	$ 6,938,638	5.15%	$ 7,386,866	4.88%
Taxable investment securities	2,050,533	2.41%	2,353,629	2.93%	2,006,091	2.38%
Tax-exempt investment securities (2)	11,051	1.56%	131,085	4.91%	124,182	4.86%
FHLB stock	35,186	3.90%	49,197	0.54%	41,041	2.47%
Federal funds sold and securities purchased
under agreements to resell	-	-	30,989	0.14%	-	-
Deposits with banks	191,255	0.59%	400,372	0.54%	196,615	0.43%

Total interest-earning assets	$ 9,729,897	4.16%	$ 9,903,910	4.39%	$ 9,754,795	4.26%

Interest-bearing liabilities
Interest-bearing demand deposits	$ 622,998	0.16%	$ 493,800	0.15%	$ 600,110	0.16%
Money market deposits	1,137,452	0.56%	1,019,393	0.57%	1,164,125	0.55%
Savings deposits	513,781	0.08%	446,147	0.09%	466,952	0.08%
Time deposits	3,974,923	0.80%	4,312,129	1.01%	3,878,847	0.80%
Total interest-bearing deposits	$ 6,249,154	0.63%	$ 6,271,469	0.80%	$ 6,110,034	0.63%
Securities sold under agreements to repurchase	1,042,308	3.84%	1,400,000	4.19%	1,197,222	3.86%
Other borrowed funds	70,836	0.82%	39,368	0.70%	48,807	0.66%
Long-term debt	171,136	2.17%	171,136	3.02%	171,136	2.19%
Total interest-bearing liabilities	7,533,434	1.11%	7,881,973	1.45%	7,527,199	1.18%

Non-interest-bearing demand deposits	1,278,311		1,110,988		1,221,552

Total deposits and other borrowed funds	$ 8,811,745		$ 8,992,961		$ 8,748,751

Total average assets	$ 10,442,747		$ 10,636,617		$ 10,464,464
Total average equity	$ 1,559,276		$ 1,563,394		$ 1,632,773

	For the six months ended,
(In thousands)	June 30, 2013		June 30, 2012

Interest-earning assets	Average Balance	Average Yield/Rate (1) (2)	Average Balance	Average Yield/Rate (1) (2)
Loans and leases (1)	$ 7,414,521	4.81%	$ 6,968,112	5.18%
Taxable investment securities	2,028,435	2.40%	2,338,397	3.00%
Tax-exempt investment securities (2)	67,304	4.59%	132,090	4.90%
FHLB stock	38,097	3.13%	50,912	0.52%
Federal funds sold and securities purchased
under agreements to resell	-	-	26,896	0.12%
Deposits with banks	193,920	0.51%	333,765	0.68%

Total interest-earning assets	$ 9,742,277	4.21%	$ 9,850,172	4.47%

Interest-bearing liabilities
Interest-bearing demand deposits	$ 611,617	0.16%	$ 479,861	0.15%
Money market deposits	1,150,715	0.56%	997,751	0.57%
Savings deposits	490,496	0.08%	435,172	0.08%
Time deposits	3,927,151	0.80%	4,353,615	1.04%
Total interest-bearing deposits	$ 6,179,979	0.63%	$ 6,266,399	0.83%
Securities sold under agreements to repurchase	1,119,337	3.85%	1,400,000	4.20%
Other borrowed funds	59,883	0.76%	34,743	0.71%
Long-term debt	171,136	2.18%	171,136	3.06%
Total interest-bearing liabilities	7,530,335	1.15%	7,872,278	1.48%

Non-interest-bearing demand deposits	1,250,088		1,091,188

Total deposits and other borrowed funds	$ 8,780,423		$ 8,963,466

Total average assets	$ 10,453,545		$ 10,593,893
Total average equity	$ 1,595,821		$ 1,549,184
(1) Yields and interest earned include net loan fees. Non-accrual loans are included in the average balance.

(2) The average yield has been adjusted to a fully taxable-equivalent basis for certain securities of states and political subdivisions and other securities held using a statutory Federal income tax rate of 35%.

CONTACT: Heng W. Chen, (626) 279-3652